Exhibit 99.3

The Arena Group d/b/a Paradium.AI Acquires InfoSentience to Scale Data-Driven Content Generation

The strategic acquisition of InfoSentience is expected to be immediately accretive to earnings and cash flow, providing a scalable foundation for accelerated growth across Paradium.AI’s premium editorial and data-driven revenue streams.

NEW YORK, NY – August 10, 2026 – The Arena Group Holdings, Inc. d/b/a Paradium.AI (NYSE American: AREN) (the “Company” or “Paradium.AI”), the technology, brand, data and IP company home to many of the nation’s most recognizable brands, including Parade, TheStreet, Men’s Journal, Athlon Sports, ShopHQ and the Adventure Network (including Surfer, Powder, Bike Magazine and more), today announced it has acquired InfoSentience, an innovator in automated, data-driven natural language generation.

Strategic Rationale and Technology Integration

This acquisition is engineered to capitalize on InfoSentience’s established track record with elite partners such as MaxPreps. By integrating their deterministic, high-volume narrative engine, Paradium.AI expects to significantly expand its B2B revenue streams and provide existing editorial teams with the scale to cover data-intensive sectors, such as global finance and professional sports, with reliability and speed.

“The acquisition of InfoSentience represents a pivotal shift from traditional publishing to a robust technology infrastructure,” said Ryan Bonini, General Manager, Sports & Leisure at The Arena Group. “By integrating InfoSentience’s deterministic language generation, we believe that we are providing the scale and sophistication required for creators and brands to excel in an AI-driven landscape. This technology enhances our editorial capabilities and empowers media entrepreneurs with data-driven reach that was previously unattainable independently.”

The combination drives business efficiency by automating repetitive, data-heavy reporting. This shift allows editorial staff to move beyond manual data processing to focus on high-impact investigative journalism, while the technology simultaneously scales the Company’s reach into previously underserved markets, ensuring a broader and more efficient content ecosystem.

“Joining forces with The Arena Group, newly branded as Paradium.AI, marks a thrilling new chapter for our team and the technology we’ve built at InfoSentience,” said Steve Wasick, Founder of InfoSentience. “Our technology is built to surface impactful, data-driven insights across a large range of topics. Paradium.AI is an incredible platform to plug into, and we are eager to push the boundaries of data-driven storytelling and deliver unparalleled value to creators and audiences alike through this partnership.”

As part of the acquisition, InfoSentience will continue its operations for its third party partners, expand its offerings and continue to seek new clients. Wasick will remain with the combined company. Acquired with cash on hand, the Company expects the acquisition to be accretive to earnings in 2026. Livmo served as the exclusive sell-side advisor for this transaction.

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues and income from continuing operations, anticipated yield growth and monetization improvements, cost reductions, debt refinancing efforts, market growth, capital requirements, product introductions and technological capabilities, expansion plans, our stock price relative to our peers and our share repurchase program (as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026 (the “2025 Form 10-K”) and in our other SEC filings and publicly available documents). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, including but not limited to our belief that the acquisition will be immediately accretive to earnings and cash flow, the expectation that the acquisition will expand B2B revenue streams, expectations relating to business efficiency, editorial capabilities and market reach, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk Factors, in the 2025 Form 10-K. The discussion in this Press Release should be read in conjunction with the consolidated financial statements and notes thereto included in Part II, Item 8 in the 2025 Form 10-K.

This Press Release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.

About The Arena Group/Paradium.AI

The Arena Group Holdings, Inc. d/b/a Paradium.AI (NYSE American: AREN) is a brand, data and IP company that builds, acquires and scales high-performing digital assets. We combine technology, storytelling and entrepreneurship to create deep content verticals that engage passionate audiences across sports & leisure, lifestyle and finance. Through our portfolio of owned and operated brands including Parade, TheStreet, Men’s Journal, Athlon Sports, ShopHQ, TravelHost and the Adventure Sports Network (ASN) (Surfer, Powder, etc), we deliver trusted content and meaningful experiences to millions of users each month. Visit us at thearenagroup.net to learn more.

Media Contact

Morgan Fitzgerald

morgan.fitzgerald@thearenagroup.net

Investor Relations Contact

Rob Fink, FNK IR
aren@fnkir.com
646.809.4048